                                                                    EXHIBIT 99.2
                                                                    ------------

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                     STATEMENTS OF OPERATIONS
                                        (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    THREE MONTHS ENDED         NINE MONTHS ENDED       CUMULATIVE
                                                      SEPTEMBER 30,              SEPTEMBER 30,           FROM
                                                    ------------------         -----------------        INCEPTION
                                                     1996         1995         1996         1995    (MARCH 2, 1992)
                                                     ----         ----         ----         ----     -------------

Investment income .......................          $   138      $   321      $    591     $  1,141      $ 12,753

Costs and expenses:
  Technology license fee ................              -            -             -            -           5,000
  Research and development ..............            5,897        5,549        16,493       17,201        76,072
  General and administrative ............              231          107           393          265         1,589
                                                   -------      -------      --------     --------      --------
                                                     6,128        5,656        16,886       17,466        82,661
                                                   -------      -------      --------     --------      --------

Net loss ................................          $(5,990)     $(5,335)     $(16,295)    $(16,325)     $(69,908)
                                                   =======      =======      ========     ========      ========

Net loss per callable common share.......          $ (2.48)     $ (2.21)     $  (6.75)    $  (6.76)     $ (30.09)
                                                   =======      =======      ========     ========      ========

Weighted average callable
 common shares outstanding...............            2,415        2,415         2,415        2,415         2,323
                                                   =======      =======      ========     ========      ========





         The accompanying notes are an integral part of these unaudited, condensed financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                          BALANCE SHEETS
                                           (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  SEPTEMBER 30,   DECEMBER 31,
                                                                      1996            1995
                                                                      ----            ----
                               ASSETS
Current Assets:
   Cash and cash equivalents ..................................     $  2,815        $  5,546
   Short-term investments .....................................        5,069          21,501
   Prepaid research and development to Genzyme Corporation.....          604               -
                                                                    --------        --------
                                                                    $  8,488        $ 27,047
                                                                    ========        ========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Payable to Genzyme Corporation .............................           37           2,469
   Accrued expenses ...........................................          244              92
                                                                    --------        --------
      Total current liabilities ...............................          281           2,561

Note payable to Genzyme Corporation ...........................          100             100

Stockholders' Equity:
   Callable common Stock, $1.00 par value; authorized 9,000,000
    shares, 2,415,000 shares issued and outstanding ...........        2,415           2,415
   Additional paid-in capital .................................       75,620          75,620
   Deficit accumulated during the development stage ...........      (69,908)        (53,613)
   Unrealized loss on investments .............................          (20)            (36)
                                                                    --------        --------
                                                                       8,107          24,386
                                                                    --------        --------
                                                                    $  8,488        $ 27,047
                                                                    ========        ========



         The accompanying notes are an integral part of these unaudited, condensed financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                     STATEMENTS OF CASH FLOWS
                                                     (UNAUDITED, IN THOUSANDS)

                                                                     NINE MONTHS ENDED
                                                                        SEPTEMBER 30,        CUMULATIVE
                                                                     -----------------     FROM INCEPTION
                                                                     1996         1995     (MARCH 2, 1992)
                                                                     ----         ----      -------------
Cash flow from operating activities:
    Net loss ................................................     $(16,295)     $(16,325)     $ (69,908)
    Reconciliation of net loss to net cash
     used by operating activities:
       (Gain)/loss on sale of investments ...................          (25)          226         (1,919)
       Accrued interest/amortization on investments .........         (242)          277            919
       Prepaid research and development .....................         (604)         (501)          (604)
       Payable to Genzyme Corporation .......................       (2,432)         (729)            37
       Accrued expenses .....................................          152           (24)           244
                                                                  --------      --------      ---------

    Net cash used by operating activities ...................      (19,446)      (17,076)       (71,231)

Cash flow from investing activities:
    Purchases of short-term investments .....................          -             -          (31,216)
    Purchase of long-term investment ........................          -             -         (109,521)
    Sales and maturities of short-term investments ..........       16,715        25,683         63,959
    Sales and maturities of long-term investments ...........          -             -           72,689
                                                                  --------      --------      ---------

    Net cash provided (used) by investing activities ........       16,715        25,683         (4,089)

Cash flow from financing activities:
    Issuance of note payable to Genzyme Corporation .........          -             -              100
    Issuance of callable common stock .......................          -             -           78,035
                                                                  --------      --------      ---------

    Net cash provided by financing activities ...............          -             -           78,135
                                                                  --------      --------      ---------

Increase in cash and cash equivalents .......................       (2,731)        8,607          2,815
Cash and cash equivalents at beginning of period ............        5,546           135            -
                                                                  --------      --------      ---------
Cash and cash equivalents at end of period ..................     $  2,815      $  8,742      $   2,815
                                                                  ========      ========      =========



         The accompanying notes are an integral part of these unaudited, condensed financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                               SEPTEMBER 30, 1996

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


1.   BASIS FOR PRESENTATION:

          Prior to acquisition by Genzyme, Neozyme II was a development stage enterprise engaged in the research, development and clinical testing of biotherapeutic products for the treatment of cystic fibrosis.

          These unaudited condensed financial statements should be read in conjunction with Neozyme II's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the financial statements and footnotes included therein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations.

          The financial statements for the three and nine months ended
     September 30, 1996 and 1995 are unaudited but include, in Neozyme II's opinion, all adjustments (consisting only of normally recurring accruals) necessary for a fair presentation of the results for the periods presented.

2.   ACCOUNTING POLICIES:

          The accounting policies underlying the quarterly financial statements are those set forth in Note A of the financial statements included in Neozyme II's Annual Report on Form 10-K for the year ended December 31, 1995.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                               SEPTEMBER 30, 1996

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


3.   TERMINATION OF LICENSE AND DEVELOPMENT AGREEMENT WITH NABI:


          Under agreement with Genzyme, Neozyme II funds Genzyme's obligations to provide development funding to NABI in exchange for the exclusive rights that Genzyme has acquired to market, on a worldwide basis, HyperGAM+[TM]CF, for the treatment of Pseudomonas lung infections in Cystic Fibrosis patients. In June 1996, Neozyme II and NABI announced the halt of their Phase II clinical trial for HyperGAM+[TM]CF after receiving the results of an interim analysis of the data by an independent statistician which showed no evidence of a reduction in the number of acute pulmonary exacerbations in trial participants. No major issues with the safety of the product were identified. On June 21, 1996, after review of the interim analysis data, the Board of Directors of Neozyme II voted unanimously to terminate the License and Development Agreement with NABI. In the third quarter of 1996, Genzyme charged Neozyme II for $900,000 of costs billed by NABI in connection with the wind down of the HyperGAM+[TM]CF program, which is the agreed maximum payable to NABI under the terms of the Agreement.

4.   TENDER OFFER AND SUBSEQUENT EVENT:

          On October 28, 1996, Genzyme, through Neozyme II Acquisition Corp., completed its tender offer for the outstanding Units of Neozyme II for $45 per Unit in cash. A total of 2,385,686 of the 2,415,000 Units outstanding or 98.8% were tendered and accepted for payment. Each Neozyme II Unit consists of one share of Callable Common Stock and one Callable Warrant to purchase two shares of Genzyme General Division Common Stock ("General Division Stock") and 0.135 share of Genzyme Tissue Repair Common Stock ("TR Stock").

          The tender offer was made pursuant to an agreement entered into between Neozyme II and Genzyme on September 23, 1996. The agreement provided that Genzyme would acquire all of the shares of Callable Common Stock not tendered in the tender offer through a merger of Neozyme II into Acquisition Corp. The merger was consummated on December 6, 1996, at which time holders of the Units who did not tender their Units received $29 in cash for each share of Callable Common Stock and the Callable Warrants included in the untendered Units became exercisable. The exercise price of the Callable Warrants is $44.202 per Callable Warrant and was determined by the average closing price of two shares of General Division Stock and
     0.135 share of TR Stock for the twenty trading days prior to December 6, 1996.